Exhibit 23.1

                    [LETTERHEAD OF KYLE L. TINGLE, CPA, LLC]

March 7, 2013

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated February 15, 2013 accompanying the audited financial statements of OnePower Systems, Inc. as of November 30, 2012 and 2011, in the Registration Statement on Form S-l, Amendment No. 1, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,


/s/ Kyle L. Tingle, CPA, LLC
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Kyle L. Tingle, CPA, LLC